Exhibit 10.1

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of June 3, 2025, is entered into by and among The Generation Essentials Group (formerly known as World Media and Entertainment Universal Inc.), an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Black Spade Acquisition II Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BSII”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated as of August 27, 2024, by and between BSII and the Warrant Agent, a copy of which is attached hereto as Annex A. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, as of the date hereof and pursuant to the Existing Warrant Agreement, BSII issued 11,120,000 Private Placement Warrants to Sponsor and 5,100,000 Public Warrants;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, the Company, WME Merger Sub Limited, a Cayman Islands exempted company with limited liability and a wholly-owned direct subsidiary of the Company (“Merger Sub”) and BSII entered into the Business Combination Agreement on January 27, 2025, (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into BSII (the “Merger”), with BSII surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement, including the Merger, will constitute a Business Combination as defined in the Existing Warrant Agreement;

WHEREAS, upon consummation of the Merger, as provided in Section 4.5 of the Existing Warrant Agreement and Section 3.06 of the Business Combination Agreement, the Warrants will no longer be exercisable for Class A ordinary shares of BSII, par value $0.0001 per share, but instead exchanged for a warrant to subscribe for one Class A ordinary share, par value $0.0001 per share, of the Company (“Company Class A ordinary share”, such warrant, “Company Warrant”) and the Company Warrants will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement, as amended hereby) for Company Class A ordinary shares;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, BSII desires to assign to the Company, and the Company desires to assume, all of BSII’s rights, interests and obligations under the Existing Warrant Agreement;

WHEREAS, Section 9.8(iii) of the Existing Warrant Agreement provides that all parties to the Existing Warrant Agreement may amend the Existing Warrant Agreement without the consent of any Registered Holder with respect to matters or questions arising under the Existing Warrant Agreement as the parties thereto may deem necessary or desirable and that the parties thereto deem do not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement in any material respect; and

WHEREAS, as a result of this Agreement, each Warrant will be exchanged for a warrant for one Company Class A ordinary share pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by this Agreement).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

1.             Assignment and Assumption; Consent.

1.1.          Assignment and Assumption. As of and with effect on and from the effective time of the Merger (the “Merger Effective Time”), BSII hereby assigns to the Company all of BSII’s right, title and interest in and to the Existing Warrant Agreement; and the Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of BSII’s liabilities and obligations under the Existing Warrant Agreement arising on, from and after the Merger Effective Time. As a result of the preceding sentence, each Warrant outstanding immediately prior to the Merger Effective Time, which was exercisable for one Class A ordinary shares of BSII, will be exchanged for a warrant for one Company Class A ordinary share pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by this Agreement).

1.2.            Consent. The Warrant Agent hereby consents to (a) the assignment of the Existing Warrant Agreement by BSII to the Company and the assumption of the Existing Warrant Agreement by the Company from BSII, in each case pursuant to Section 1.1, and (b) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Merger Effective Time.

2.             Amendment of Existing Warrant Agreement. Effective as of the Merger Effective Time, the Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 (a) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement in any material respect and (b) are to provide for the Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement (in connection with the Merger and the other transactions contemplated by the Business Combination Agreement).

2.1.          References Change.

2.1.1.        “Agreement” or “Warrant Agreement”. Each reference to “this Agreement,” “Warrant Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Existing Warrant Agreement (including all exhibits thereto) shall, from and after the effectiveness of this Agreement, refer to the Existing Warrant Agreement as amended by this Agreement. Notwithstanding the foregoing, references to the date of the Existing Warrant Agreement and references in the Existing Warrant Agreement to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to August 27, 2024.

2.1.2.        “Business Combination”. All references to “Business Combination” in the Existing Warrant Agreement (including all exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all exhibits thereto) shall be references to the Closing (as defined in the Business Combination Agreement).

2.1.3.        “Company”. All references to the “Company” in the Existing Warrant Agreement (including all exhibits thereto) shall be references to (a) prior to the Merger Effective Time, BSII, and (b) from and after the Merger Effective Time, the Company.

2.2.          Other Amendments.

2.2.1.        Company ordinary shares. All references to “Class A ordinary shares” in the Existing Warrant Agreement (including all exhibits thereto) shall be references to (a) prior to the Merger Effective Time, Class A ordinary shares of BSII, par value $0.0001 per share, and (b) from and after the Merger Effective Time, Company Class A ordinary shares.

2.2.2.        Physical Certificates. The sentence “Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Co-Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or other principal officer of the Company.” in subsection 2.3.1 of the Existing Warrant Agreement is hereby deleted and replaced with “Physical certificates shall be signed by, or bear the facsimile signatures of, a Director of the Company.”

2.2.3.        Duration of Warrants. Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the date that is thirty (30) days after the first date on which the Company completes a Business Combination, and (B) terminating at the earliest to occur of (i) 5:00 p.m., New York City time on the date that is five (5) years after the date on which the Company completes its initial Business Combination, (ii) the liquidation of the Company in accordance with the Company’s amended and restated memorandum and articles of association (as amended from time to time, the “Articles”) if the Company fails to complete a Business Combination, and (iii) other than with respect to the Private Placement Warrants, 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Private Placement Warrant) in the event of a redemption (as set forth in Section 6 hereof), each Warrant (other than a Private Placement Warrant) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.”

2.2.4.        SEC Filings. All references to “Annual Report on Form 10-K” and “Current Report on Form 8-K” in subsection 3.3.5 of the Existing Warrant Agreement are hereby deleted and replaced with “Annual Report on Form 20-F” and “Current Report on Form 6-K”, respectively. The reference to “Quarterly Report on Form 10-Q” in subsection 3.3.5 of the Existing Warrant Agreement is hereby deleted. The reference to “Current Report on Form 8-K” in Section 4.5 of the Existing Warrant Agreement is hereby deleted and replaced with “Current Report on Form 6-K”.

2.2.5.        Company’s Officers. The reference to “the Co-Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or the Chairman of the Board” in subsection 8.4.1 of the Existing Warrant Agreement is hereby deleted and replaced with “the Chairman of the Board or the Chief Executive Officer of the Company.”

2.2.6.        Notices. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

The Generation Essentials Group
Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands
Attention:	Feridun Hamdullahpur
Email:	feridun.hamdullahpur@amtd.world

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong
Attention:	Shu Du
Email:	shu.du@skadden.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attention: Compliance Department”

2.2.7.        Exhibit A. Exhibit A (Form of Warrant Certificate) annexed to the Existing Warrant Agreement is hereby deleted and replaced with Exhibit A (Form of Warrant Certificate) annexed to this Agreement.

3.             Miscellaneous Provisions.

3.1.          Effectiveness of the Agreement. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and the immediate subsequent occurrence of the Closing (as defined in the Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2.          Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, BSII or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3.          Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Subject to applicable law, the Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.4.          Appointment of Agent for Service of Process. The Company will at all times have an authorized agent in the City of New York to receive on its behalf service of any and all process, notices or other documents that may be served in any suit, action or proceeding arising out of or relating to the Warrants, the Existing Warrant Agreement or this Agreement. Service of process upon such agent shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. The Company hereby appoints Puglisi & Associates as its agent for such purpose, and covenants and agrees that all service of process in any suit, action or proceeding may be made upon it at the office of such agent at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Notwithstanding the foregoing, the Company may, with prior written notice to the Warrant Agent, terminate the appointment of Puglisi & Associates and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in the City of New York. The Company hereby agrees to take any and all action as may be necessary to maintain the designation and appointment of such agent in full force and effect until the sixth anniversary of the later of (a) the date on which the last outstanding Warrant is exercised and (b) the last occurring Expiration Date.

3.5.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.6.           Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.7.            Severability. This Agreement shall be severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE GENERATION ESSENTIALS GROUP

By:	/s/ Feridun Hamdullahpur
Name: Feridun Hamdullahpur
Title: Co-Chairperson

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BLACK SPADE ACQUISITION II CO

By:	/s/ Chi Wai Dennis Tam
	Name:	Chi Wai Dennis Tam
	Title:	Chairman and Co-Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Henry Farrell
	Name:	Henry Farrell
	Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]

List of Omitted Exhibit and Annex:

 Exhibit A – Form of Warrant Certificate

 Annex A – Existing Warrant Agreement